Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alamo Group Inc. 2009 Equity Incentive Plan of our report dated March 6, 2009, with respect to the consolidated financial statements of Alamo Group Inc. for the year ended December 31, 2008 included in the 2010 Annual Report (Form 10-K), for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Antonio, Texas

June 6, 2011